Exhibit 3.2

Effective as of March 4, 2016

THIRD AMENDED AND RESTATED BY-LAWS

of

QUANEX BUILDING PRODUCTS CORPORATION

(a Delaware Corporation)

ARTICLE I

Offices

1.1. Registered Office. The Corporation shall at all times maintain a registered office in the State of Delaware.

1.2. Other Offices. The Corporation may also have offices at such other places within or outside of the State of Delaware as the Board of Directors shall from time to time appoint or the business of the Corporation require.

ARTICLE II

Capital Stock

2.1. Issuance of Stock. The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Incorporation of the Corporation as amended and restated from time to time (the “Certificate of Incorporation”) or any other provisions of these By-laws.

2.2. Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

2.3. Transfer of Shares. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

2.4. Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware.

2.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

2.6. Replacement Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order of approval of a court.

ARTICLE III

Stockholders and Meetings of Stockholders

3.1. Places of Meetings. All meetings of stockholders shall be held at such place within or outside of the State of Delaware, including by means of remote communication, as shall be fixed by the Board of Directors and stated in the notice of meeting.

3.2. Annual Meeting. The Annual Meeting of Stockholders of the Corporation shall be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of meeting. Directors shall be elected in accordance with the provisions of the Certificate of Incorporation and these By-laws and such other business shall be transacted as may properly come before the meeting.

3.3. Adjournment of Annual Meeting. The Annual Meeting of Stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

3.4. Conduct of Business at Annual Meeting.

(a) At an Annual Meeting of the Stockholders, only such business, including without limitation, nominations of persons for election to the board of directors, shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who (A) was a stockholder of record of the Corporation at the time the notice provided for in this Section 3.4 is delivered to the Secretary of the Corporation and at the time of the Annual Meeting, (B) shall be entitled to vote at such meeting, and (C) complies with the notice procedures set forth in this Section 3.4 as to such business or nomination. Clause (C) shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and indicated in the Corporation’s notice of meeting) at an Annual Meeting.

(b) Without qualification, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, (a) with respect to business to be brought before the Annual Meeting in 2016, not later than the close of business on the 120th day nor earlier than 150 days prior to the first anniversary date of the date that the Corporation mailed its proxy materials related to its immediately preceding Annual Meeting and (b) with respect to business to be brought before the Annual Meeting in 2017 or any Annual Meeting thereafter, not later than the close of business on the 90th day nor earlier than 120 days prior to the first anniversary date of the Corporation’s immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. In no event shall the public announcement of an adjournment or postponement of the Annual Meeting of stockholders commence a new time period (or extend the time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i) as to each person, if any, whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) include a completed and signed questionnaire, representation and agreement required by paragraph (e) of this Section 3.4;

(ii) as to each matter the stockholder proposes to bring before the Annual Meeting (other than the nomination of persons for election as directors), (A) a brief description of the business desired to be brought before the Annual Meeting, (B) the reasons for conducting such business at the Annual Meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Corporation’s books, of such stockholder proposing such proposal, and of such beneficial owner, if any, (B)(1) the class and number of shares of the Corporation which are directly or indirectly owned beneficially or of record by such stockholder and by such beneficial owner , (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the stockholder of record as of the record date), (3) any short interest in any security of the Corporation (for purposes of this Section 3.4, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, (D) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), (E) a representation that the person is a holder of record or otherwise has the right to vote shares of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) if the person does not own any stock of record, a representation as to who owns the shares of stock the person intends to vote of record and the basis upon which the person has the right to vote the shares of stock, and (G) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(c) The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee. In addition, if the stockholder’s ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 3.4. The presiding officer of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

(d) Notwithstanding anything in the second sentence of paragraph (b) of this Section 3.4 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an Annual Meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Section 3.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e) To be eligible to be a nominee for election or reelection as a director of the Corporation (other than a nominee nominated pursuant to Section 3.4(a)(i) or (ii) or Section 3.5(b)(i)), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 3.4 and 3.5 hereof, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

3.5. Special Meetings.

(a) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by the Board of Directors or a committee appointed by the Board of Directors or (ii) provided that the Board of Directors has determined that the directors shall be elected at such meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time the notice provided for in Section 3.4 hereof is delivered to the Secretary of the Corporation and at the time of the special meeting, (B) shall be entitled to vote at the meeting and upon such election, and (C) complies with the notice procedures set forth in this Article III. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by paragraph (b) of Section 3.4 hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 3.4(e)) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) Only such business shall have been conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article III and only such persons who are nominated in accordance with the procedures set forth in this Article III shall be eligible to be elected at an annual or special meeting of the stockholders of the Corporation. Except as otherwise required by law and subject to the rights of the holders of any claim or series of stock having a preference over the common stock of the Corporation (the “Common Stock”) as to dividends or on liquidation, a special meeting of stockholders may be called only by the Chairman of the Board or the President or by the Secretary at the written request of a majority of the directors or, solely in accordance with Section 3.5(g) of these By-laws, a stockholder, or a group of stockholders formed for the purpose of making such request, that beneficially own 25% or more of the outstanding Common Stock. The request shall state the purpose or purposes for which the meeting is to be called. The notice of every special meeting of stockholders shall state the purpose for which it is called.

(c) Except as otherwise required by law and subject to the rights of the holders of any claim or series of stock having a preference over the Common Stock as to dividends or on liquidation, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article III and (b) if any proposed nomination or business was not made or proposed in compliance with this Article III, in the reasonable judgment of the presiding officer of the meeting under the circumstances existing at the time and given the information available to such officer, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.5, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

(d) For purpose of this Article III, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(e) Nothing in this Article III, shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Articles of Incorporation.

(f) Any special meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

(g) Stockholder Requests for Special Meetings. (i) Special meetings of stockholders (each a “Stockholder Requested Special Meeting”) shall be called by the Secretary upon the written request of a stockholder, or a group of stockholders formed for the purpose of making such request, that beneficially own 25% or more of the outstanding common stock (the “Threshold Percentage”) as of the date of submission of the written request. Compliance by the requesting stockholder or group with the requirements of this Section 3.5(g) and related provisions of these By-laws shall be determined by the Board of Directors, which determination shall be conclusive and binding on the stockholder or stockholders making such request for a Stockholder Requested Special Meeting. Except in accordance with this Section 3.5(g), stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders.

(i) A request for a Stockholder Requested Special Meeting must be in writing and signed by the beneficial owners of the Threshold Percentage of the common stock (or their duly authorized agents) and be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested. Such request shall (A) set forth a statement of the specific purpose or purposes of the Stockholder Requested Special Meeting and the matters proposed to be acted on at such Stockholder Requested Special Meeting (including the text of any resolution or resolutions proposed for consideration), (B) bear the date of signature of each stockholder (or duly authorized agent) signing the request, (C) set forth (1) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the request is signed), (2) the number of shares of common stock as to which such stockholder has beneficial ownership and (3) include evidence of the fact and duration of such stockholder’s beneficial ownership of such stock consistent with that which is required under Regulation 14A under the Exchange Act, (D) set forth all information relating to each such stockholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (E) describe any material interest of each such stockholder in the specific purpose or purposes of the meeting, (F) describe any agreement, arrangement or understanding between or among the stockholders requesting the Stockholder Requested Special Meeting or between or among the stockholder or stockholders requesting the Stockholder Requested Special Meeting and any other person or entity in connection with the request or the matters proposed to be acted on at the Stockholder Requested Special Meeting and (G) include an acknowledgment by each stockholder and any duly authorized agent that any disposition of shares of common stock as to which such stockholder has beneficial ownership as of the date of delivery of the request and prior to the record date for the proposed Stockholder Requested Special Meeting requested by such stockholder shall constitute a revocation of such request with respect to such shares. In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Corporation to allow it to satisfy its obligations under applicable law. Any requesting stockholder may revoke a request for a special meeting at any time prior to the commencement of the Stockholder Requested Special Meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, following such revocation at any time before the commencement of the Stockholder Requested Special Meeting, the remaining requests are from stockholders holding in the aggregate less than the Threshold Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(ii) Notwithstanding the foregoing, the Secretary shall not be required to call a Stockholder Requested Special Meeting if (A) the request for such special meeting does not comply with this Section 3.5(g), (B) the Board of Directors or the Chief Executive Officer has called or calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which a valid request has been delivered to the Secretary (the “Delivery Date”), (C) the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding Annual Meeting and ending on the date of the next Annual Meeting, (D) the request contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (D) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (E) the request relates to an item of business that is not a proper subject for action by the stockholders of the Corporation under applicable law or (F) the request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iii) Any Stockholder Requested Special Meeting shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting, which shall be fixed in accordance with these By-laws.

Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the request; provided, however, that nothing herein shall prohibit the Corporation from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.

3.6. Notice of Meetings. Written notice of each meeting of stockholders shall be mailed to each stockholder of record at his last address as it appears on the books of the Corporation at least ten days, but no more than 60 days prior to the date of the meeting.

3.7. Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such cases only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This By-law shall in no way affect the rights of a stockholder and his transferee or transferor as between themselves.

3.8. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information received to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

3.9. Quorum. The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders for the transaction of business with respect to such subject matter; provided, however, that if the subject matter is one as to which a higher vote is required (as contemplated by the Certificate of Incorporation or the laws of the State of Delaware, then the holders of that number of shares equal to at least that higher number of outstanding shares of stock of the Corporation having voting power with respect to such subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders solely for the transaction of business with respect to such subject matter. In the absence of a quorum with respect to a particular subject, the presiding officer of the meeting shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting stating the time, place, if any, thereof, and the means of remote communication if any, until a quorum is present with respect to that subject matter. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

3.10. Majority Vote. When a quorum is present or represented at any meeting of stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters, unless the matter is one upon which, by express provision of the corporation laws of the State of Delaware, of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of that matter. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. The Nominating & Corporate Governance Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The Nominating & Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Directors shall hold office until the next Annual Meeting and until their successors shall be duly elected and qualified.

3.11. Proxies. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder (which for purposes of this Section may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

3.12. One Vote Per Share. Unless otherwise provided by the Certificate of Incorporation or by the corporation laws of the State of Delaware, each stockholder of the Corporation shall, at every meeting of stockholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

3.13. Shares Held by Certain Holders. Any other corporation owning voting shares in this Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such stockholder corporation. A partnership holding shares of this Corporation may vote such shares by any general partner or by proxy appointed by any general partner. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

3.14. Conduct of Business. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board of Directors, the President or such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order.

3.15. Judge of Election. The Board shall appoint one or more Judges of Election to serve at every meeting of the stockholders.

ARTICLE IV

Directors and Meetings of Directors

4.1. General Powers. The business and affairs of the Corporation shall be managed by a Board of Directors (herein the “Board of Directors” or the “Board”) who may exercise all the powers of the Corporation not reserved to or conferred on the stockholders by statute, the Certificate of Incorporation or the By-laws of the Corporation.

4.2. Number of Directors. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed from time to time by resolution of the Board, provided the number shall be not less than three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The term of office of each director shall expire at the third Annual Meeting of Stockholders after election of the class to which he belongs. Notwithstanding the foregoing, effective as of the Annual Meeting of Stockholders to be held in 2017 and at each Annual Meeting of Stockholders thereafter, except as otherwise provided by law, each director to be elected at any such Annual Meeting of Stockholders shall be elected to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified; provided, however, that any director who prior to the Annual Meeting of Stockholders in 2017 was elected to a three year term that continues beyond the date of the Annual Meeting of Stockholders in 2017, shall continue to serve as a director for the remainder of his or her elected three year term or until his or her earlier resignation, removal, death, or other incapacity. As a result, effective as of the Annual Meeting of Stockholders in 2019, the Board of Directors will no longer be classified under Section 141(d) of the Delaware General Corporation Law and directors shall no longer be divided into classes. During the intervals between Annual Meetings of Stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly-created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurs. Each director chosen to fill a newly-created directorship following the Annual Meeting of Stockholders in 2016 shall hold office for a term expiring at the next Annual Meeting of Stockholders. Directors are not required to be residents of Delaware or stockholders of the Corporation.

4.3. Maximum Age of Directors. No person may be elected or re-elected a director of the Corporation if at the time of his election or reelection he shall have attained the age of 70 years, provided however, that a director who shall attain the age of 70 years while serving as a director shall continue in office until the expiration of the term for which he was elected.

4.4. Removal of Directors.

(a) Notwithstanding anything in the By-laws to the contrary, (i) prior to the third Annual Meeting of the Corporation’s stockholders following the adoption at the 2016 Annual Meeting of the amendment to Article 12 of the Corporation’s Certificate of Incorporation providing for a phased declassification of the Board of Directors (the “Declassification Amendment”), any director may be removed from office as a director, but only for cause and (ii) after the third Annual Meeting of the Corporation’s stockholders following the Declassification Amendment, any director may be removed from office as a director, with or without cause.

(b) The removal of any director for cause shall require the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose. The removal of any director without cause shall require the affirmative vote of stockholders of record holding two-thirds (66 2/3rd %) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.

4.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said officers upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telephone, telecopy or telegram at least 24 hours before the meeting. Notices may be waived. Notices need not include any statement of the purpose of the meeting.

4.6. Unanimous Action; Telephonic and Other Participation. When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by the laws of the State of Delaware.

4.7. Quorum. One-third of the total number of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Delaware and provided further, that if all of the directors shall consent in writing to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.

4.8. Compensation. Directors shall receive such compensation and such fees for attendance at meetings of the Board or of committees thereof and such other compensation as shall be fixed by a majority of the entire Board.

ARTICLE V

Committees of Directors

5.1. Designation. The Board of Directors may designate from among its members an executive committee and/or one or more other committees, each consisting of one or more directors. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any committee shall continue to be a member thereof after ceasing to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

5.2. Powers. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or amending the By-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger with respect to the merger into the Corporation of a subsidiary of which at least 90 percent of the outstanding shares of each class are owned by the Corporation.

5.3. Procedures; Meetings; Quorum.

(a) The Board of Directors shall appoint a chairman from among the members of the committee and shall appoint a secretary who may, but need not, be a member of the committee. The chairman shall preside at all committee meetings and the secretary of the committee shall keep a record of its acts and proceedings.

(b) Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of a committee shall be called at the request of the Chief Executive Officer or of any member of the committee, and shall be held upon such notice as is required by these By-laws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting. A waiver of notice of a meeting, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

(c) Attendance of any member of a committee at a meeting shall constitute a waiver of notice of the meeting. A majority of a committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Members of a committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

(d) Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof. The consent shall have the same effect as a unanimous vote of the committee.

(e) The Board of Directors may vote to the members of any committee a reasonable fee as compensation for attendance at meetings of the committee.

ARTICLE VI

Officers

6.1. Number. The Board of Directors shall elect a Chief Executive Officer, a President, who may also be the Chief Executive Officer, and a Secretary, and may elect a Chairman, a Treasurer, one or more vice presidents, including an Executive or Senior Vice President and a Vice President-Finance, a Controller, a Controller-Operations, and one or more assistant secretaries and assistant treasurers. The Chief Executive Officer of the Corporation and the Chairman shall be directors of the Corporation; other officers need not be directors. Any two of the above offices, except those of President and Vice President, may be held by the same person but no officers shall execute, acknowledge or verify any instrument in more than one capacity.

6.2. Election and Term of Office. Officers of the Corporation shall hold office until their death or resignation or until their successors are duly chosen and qualified. Any officer, agent or employee may be removed at any time, with or without cause, by the Board but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Vacancy occurring in any office or position at any time may be filled by the Board. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these By-laws.

6.3. Compensation. Officers shall receive such compensation as may from time to time be determined by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of such officer also being a director. Agents and employees shall receive such compensation as may from time to time be determined by the President of the Corporation or, if the Board of Directors has elected a Chairman of the Board and has designated such Chairman of the Board to be the Chief Executive Officer of the Corporation, by the Chairman of the Board.

6.4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the directors. In the absence of the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee shall so preside.

6.5. Chief Executive Officer and President. The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer of the Corporation shall supervise and direct the operations of the business in accordance with the policies determined by the Board of Directors. If the President is not designated the Chief Executive Officer, the President shall be the Chief Operating Officer of the Corporation and shall be responsible for the general supervision and control of the business and the affairs of the Corporation subject to the directions of the Chairman of the Board and the Board of Directors. The Chief Operating Officer, in the absence or incapacity of the Chief Executive Officer, shall perform the duties of that office.

6.6. Vice President. In the absence or incapacity of the President, the Board of Directors shall designate a Vice President, Senior or Executive Vice President to perform the duties of the President during such absence or incapacity.” Each Vice President shall have such other duties and authority as shall be assigned by the President or may be delegated by the Board of Directors. The Vice President-Finance shall be responsible for and direct the Treasurer and Controller of the Corporation in all treasury, accounting, cost and budgeting, and data collection functions. He will report directly to the President with a report and policy relationship to the Chairman of the Board and the Board of Directors.

6.7. Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation. He shall have general direction of and supervision over the financial and accounting affairs of the Corporation. He shall render to the Chief Executive Officer, the President and the Board of Directors, at regular meetings of the Board of Directors, or whenever they may require it, an account of the financial condition of the Corporation. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

6.8. General Counsel. The General Counsel shall be the principal legal officer of the Corporation. He shall have general direction of and supervision over the legal affairs of the Corporation and shall advise the Board of Directors and officers of the Corporation on all legal matters. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

6.9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board of Directors.

6.10. Treasurer. The Treasurer shall be responsible for the care and custody of all funds and other financial assets, taxes, corporate debt, order entry and sales invoicing including credit memos, credit and collection of accounts receivable, cash receipts, and the banking and insurance functions of the Corporation. He shall report directly to and perform such other duties as shall be assigned by the Vice President-Finance.

6.11. Controller. The Controller shall be responsible for the installation and supervision of all general accounting records of the Corporation, preparation of financial statements and the annual and operating budgets and profit plans, continuous audit of accounts and records of the Corporation, preparation and interpretation of statistical records and reports, taking and costing of all physical inventories and administering the inventory levels, supervision of accounts payable and cash disbursements function and hourly and salary payrolls. He shall report directly to and perform such other functions as shall be assigned him by the Vice President-Finance.

ARTICLE VII

Notice

7.1. Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the Certificate of Incorporation or these By-laws, notice is required to be given to any director, member of any committee or stockholder, such notice may be given in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or member of a committee, to such a persons at his business address. Notice to directors and stockholders may also be given by facsimile telecommunication. Notice may also be given to any director, member of any committee or stockholder by a form of electronic transmission as that term is defined in Section 232 of the Delaware General Corporation Law.

7.2. Written Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, in each case either before or after the time stated therein, shall be deemed equivalent to the required notice.

ARTICLE VIII

Banking, Checks and Other Instruments

8.1. Banks. The Board of Directors shall by resolution designate the bank or banks in which the funds of the Corporation shall be deposited, and such funds shall be deposited in the name of the Corporation and shall be subject to checks drawn as authorized by resolution of the Board of Directors.

8.2. Contracts and Other Instruments. The Board of Directors may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument on behalf of the Corporation; or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officer or agents, the Chairman of the Board, if designated as the Chief Executive Officer of the Corporation, President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of November and end on the thirty-first day of October.

ARTICLE X

Books and Records

The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation’s business and affairs and such stock ledgers and lists of stockholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware or other states or jurisdictions empowered to impose such requirements.

ARTICLE XI

Indemnification

11.1. Indemnification and Advancement of Expenses. Each director or officer of the Corporation or a subsidiary of the Corporation (an “Article XI Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, (i) is or was a director or officer of the Corporation or a subsidiary of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case whether or not serving in such capacity at the time any claim is asserted or any liability or expense is incurred, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Delaware (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any pending, threatened or completed proceeding in advance of its final disposition; provided, however, that, if the laws of the State of Delaware require, the payment of such expenses incurred by an Article XI Person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Article XI Person, to repay all amounts so advanced if it shall ultimately be determined that such Article XI Person is not entitled to be indemnified under the applicable provisions of the laws of the State of Delaware. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation or a subsidiary of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

11.2. Claims. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within thirty days after a written claim therefor by the Article XI Person has been received by the Corporation, the Article XI Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Article XI Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

11.3. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Article XI Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Article XI Person actually collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise; provided that the person shall not be under any obligation to bring any action or otherwise pursue recovery of any such other right to indemnification or advancement of expenses.

11.4. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed and even if such proceeding is not commenced or completed until after such repeal or modification) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

11.5. Other Indemnification and Advancement of Expenses. This Article XI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Article XI Persons when and as authorized by appropriate corporate action.

11.6. Non-Exclusivity. The indemnification and advancement of expenses provided in Section 11.1 of these By-laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his or her official capacity and as to action in another capacity.

ARTICLE XII

Other Matters

12.1. Severability. Any determination that any provision of these By-laws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these By-laws.

12.2. Evidence of Authority. A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

ARTICLE XIII

Amendments

These By-laws may be altered, amended or repealed and new by-laws may be adopted at any regular meeting of the stockholders or Board of Directors; or at any special meeting of the stockholders or Board of Directors; provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The Board of Directors may take such action by the vote of a majority of those Directors present and voting at a meeting where a quorum is present. In accordance with the provisions of the Certificate of Incorporation, the stockholders may make new by-laws, or adopt, alter, amend, or repeal by-laws adopted by either the stockholders or the Board of Directors by the affirmative vote of the holders of not less than two-thirds (66 2/3rd %) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally for the election of directors. The power of the stockholders and the Board shall include the fixing and appointing of the number of directors in accordance with the provisions of the Certificate of Incorporation.